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																									    Exhibit 20a
Fingerhut Receivables, Inc.                                  Fingerhut Master Trust                            Monthly Report
Certificateholder's Statement                                     Series 1994-1                                        Aug-97
Section 5.2                                       Class A         Class B         Class C         Class D          Total
(i)   Certificate Amount                      238,633,333.32   92,050,000.00   92,050,000.00  122,728,000.00   545,461,333.32
(ii)  Certificate Principal Distributed        59,658,333.33            0.00            0.00                    59,658,333.33
(iii) Certificate Interest Distributed          1,296,077.29      525,260.31      559,011.98                     2,380,349.58
Total Distribution per $1,000 Certificate (Original Class A Certificate Amount = $715,900,000.00)
Certificate Principal Distributed per $1,000      83.3333333       0.0000000       0.0000000
Certificate Interest Distributed per $1,000        1.8104167       5.7062500       6.0729167
(iv) Principal Collections                     57,744,649.21    7,424,772.96    7,424,772.96    9,899,267.09     82,493,462.22
(v)  Imputed Yield Collections                  7,586,981.08    2,474,924.32    2,474,924.32    3,281,133.66     15,817,963.38
     Recoveries                                   933,860.81      360,225.82      360,225.82      480,280.22      2,134,592.67
     Interest Earned on Prefunded Accounts              0.00            0.00            0.00            0.00              0.00
     Total Imputed Yield Collections            8,520,841.89    2,835,150.14    2,835,150.14    3,761,413.88     17,952,556.05
	Total Collections                      66,265,491.10   10,259,923.10   10,259,923.10   13,660,680.97    100,446,018.27
(vi) Aggregate Amount of Principal Receivables                                                                1,192,741,908.97
     Invested Amount (End of Month)           238,633,333.32   92,050,000.00   92,050,000.00  122,728,000.00    545,461,333.32
     Floating Allocation Percentage              20.0071224%      7.7175120%      7.7175120%     10.2895689%       45.7317152%
     Invested Amount (Beginning of Month)     298,291,666.65   92,050,000.00   92,050,000.00  122,728,000.00    605,119,666.65
     Average Daily Invested Amount                                                                              587,507,331.34
(vii)  Receivable Delinquencies (As a % of Total Receivables)
       Current                                                                                        74.08%  1,178,167,985.26
       30 Days to 59 Days                                                                              6.84%    108,775,333.20
       60 Days to 89 Days                                                                              4.44%     70,562,530.02
       90 Days and Over                                                                               14.64%    232,816,696.81
		Total Receivables                                                                          100.00%  1,590,322,545.29
 (viii) Aggregate Investor Default Amount                                                                        12,624,293.13
	As a % of Average Daily Invested Amount  (Annualized based on 365 days/year)                                           22.41%
 (ix)  Certificate Charge-Offs
       Class A                                                                                                            0.00
       Class B                                                                                                            0.00
       Class C                                                                                                            0.00
	  Total Certificate Charge-Offs                                                                                   0.00
 (x)   Servicing Fee
       Class A                                                                                                      497,152.95
       Class B                                                                                                      153,416.55
       Class C                                                                                                      153,416.55
       Class D                                                                                                      204,546.65
	  Total Servicing Fee                                                                                     1,008,532.70
 (xi)  Pool Factor
       Class A                                                                                                       0.3333333
       Class B                                                                                                       1.0000000
       Class C                                                                                                       1.0000000
 (xii) Reallocated Principal Collections
       Class B                                                                                                            0.00
       Class C                                                                                                            0.00
       Class D  ** Everything was reimbursed by the end of the fiscal month.                                      2,317,441.10
 (xiii) Excess Funding Account Balance                                                                                    0.00
	Prefunding Account Balance                                                                                        0.00
 (xiv) Class C Trigger Event Occurrence                                                                                   None
       Class C Reserve Amount                                                                                              N/A
 Average Net Portfolio Yield                                                                                           9.4580%
 Minimum Base Rate                                                                                                     8.1158%
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